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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM 8-A

                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                           TO SECTION 12(b) OR 12(g) OF THE
                         THE SECURITIES EXCHANGE ACT OF 1934
                         -----------------------------------

                       SPIROS DEVELOPMENT CORPORATION II, INC.
                (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                    33-0774288
    ------------------------                ----------------------------------
     (State of incorporation               (I.R.S. Employer Identification No.)
        or organization)

                                 7475 LUSK BOULEVARD
                                 SAN DIEGO, CA  92121
                  (Address of principal executive offices) (Zip Code)

    If this form relates to the        If this form relates to the registration
    registration of a class of         of a class of securities pursuant to
    securities pursuant to             Section 12(g) of the Exchange Act and
    Section 12(b) of the Exchange      is effective pursuant to General
    Act and is effective pursuant      Instruction A(d) please check the
    to General Instruction A(c)please following box. /x/ check the following box. / /


Securities Act registration statement to which this form relates:
333-37673/37673-01
-------------------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

           Not Applicable                           Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                   Callable common stock, par value $.001 per share
--------------------------------------------------------------------------------
                                   (Title of class)


--------------------------------------------------------------------------------
                                   (Title of class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         This registration statement relates to certain callable common stock (the "Callable Common Stock") of Spiros Development Corporation II, Inc. ("Spiros Corp. II"). A description of such Callable Common Stock is contained under the heading, "Spiros Corp. II Capital Stock" and "The Agreements and the Purchase Options--Stock Purchase Option" in that certain registration statement on Form S-1/S-3 (Registration No. 333-37673 and 333-37673-01) filed with the Securities and Exchange Commission by Spiros Corp. II and Dura Pharamaceuticals, Inc. on October 10, 1997, as amended (the "Registration Statement"), which Registration Statement is hereby incorporated by reference. In addition, the form of prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.

         1.   Certificate of Incorporation of Spiros Corp. II, filed as Exhibit
              3.1 to the Registration Statement.

         2. Amended and Restated Certificate of Incorporation of Spiros Corp. II to be effective immediately prior to the closing of the offering under the Registration Statement, filed as Exhibit 3.3 to the Registration Statement.

         3. Purchase Option, included in Exhibit 3.3 filed with the Registration Statement.

         4.   Specimen Stock Certificate for Spiros Corp. II Callable Common
              Stock.

         5.   Specimen Stock Certificate for Spiros Corp. II Special Shares.


                                          2.
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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  SPIROS DEVELOPMENT CORPORATION II, INC.



Date:  December 11, 1997          By: /s/ Mitchell R. Woodbury
                                     --------------------------
                                     Secretary


                                          3.